EXHIBIT 1.6

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

ADHEREX TECHNOLOGIES INC.	389202-6

Name of corporation-Dénomination de la société	Corporation number-Numéro de la societé

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

“Signed”	April 30, 2001/ le 30 avril 2001

Director - Directeur	Date of Amalgamation - Date de fusion

CONSUMER AND CORPORATE AFFAIRS CANADA

CANADA BUSINESS CORPORATIONS ACT

FORM 9

ARTICLES OF AMALGAMATION

(SECTION 185)

1.	NAME OF AMALGAMATED CORPORATION

ADHEREX TECHNOLOGIES INC.

2.	THE PLACE WITHIN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

The Regional Municipality of Ottawa-Carleton

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

An unlimited number of common shares with the rights, privileges and restrictions attached hereto as Schedule “A”.

4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS

None

5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

Minimum 1 -Maximum 12

6.	RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

There are no such restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

7.	OTHER PROVISIONS IF ANY

None.

8.

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in item 10 below in accordance with Section 184(1) 184(2) of the Canada Business Corporations Act. These articles of amalgamation are the same as the articles of incorporation of Adherex Technologies Inc.

9.	NAME OF THE AMALGAMATING CORPORATION THE BY-LAWS OF WHICH ARE TO BE THE BY-LAWS OF THE AMALGAMATED CORPORATION. -

ADHEREX TECHNOLOGIES INC.

10.

Name of Amalgamating Corporations	Corporation No.	Signature	Date	Description of Office
Adherex Inc.	329283-5	“signed”	April 30, 2001	C.E.O.
Adherex Technologies Inc.	352144-3	“signed”	April 30, 2001	C.F.O.

FOR DEPARTMENTAL USE ONLY
CORPORATION NO.-	FILED -
389202-6		May 2, 2001

SCHEDULE “A”

To Articles of Amalgamation of Adherex Technologies Inc.

Common Shares

The holders of the Common Shares shall be entitled:

a.	to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

b.	to receive, subject to the rights of the holders of any other classes of shares, any dividends declared by the Corporation; and

c.	to receive, subject to the rights of the holders of any other classes of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF ONTARIO	}	Business Corporations Act and
JUDICIAL DISTRICT OF	)	the articles of amalgamation
OTTAWA-CARLETON	}	of ADHEREX INC.

TO WIT:

I, John Brooks, of the City of Ottawa, in the Province of Ontario, MAKE OATH AND SAY THAT:

1.	I am a director of Adherex Inc., (hereinafter called the “Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	I have satisfied myself that:

(a)	the Amalgamating Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Ottawa, in the	)
Province of Ontario, this	)	“signed”
30th day of	)
April, 2001.	)

“signed”
A Commissioner etc.

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF ONTARIO	)	Business Corporations Act and
JUDICIAL DISTRICT OF	)	the articles of amalgamation
OTTAWA-CARLETON	}	of ADHEREX TECHNOLOGIES INC.

TO WIT:

I, Robert Browne, of the City of Ottawa, in the Province of Ontario, MAKE OATH AND SAY THAT:

1.	I am the Chief Financial Officer of Adherex Technologies Inc. (hereinafter called the “:Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	I have satisfied myself that:

(a)	the Amalgamating Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)	no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Ottawa, in the	)
Province of Ontario, this	)	“signed”
30th day of	)
April, 2001.	)

“signed”

A Commissioner etc.